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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

May 24, 2002
Date of Report (date of earliest event reported)

Peregrine Systems, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-22209 (Commission File Number)	95-3773312 (I.R.S. Employer Identification Number)

3611 Valley Centre Drive
San Diego, CA 92130
(Address of principal executive offices)

(858) 481-5000
(Registrant's telephone number, including area code)

ITEM 4. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

        On May 24, 2002, the board of directors of Peregrine Systems, Inc. approved a resolution to dismiss KPMG, LLP as the company's independent auditors, effective as of the close of business on that date. The determination of the board of directors was based on the recommendation of the audit committee of the board of directors.

        On May 27, 2002, the company notified KPMG in writing of the dismissal, effective as of the close of business on May 24, 2002. In the course of the company's previously announced internal investigation into accounting errors and irregularities, a number of commercial transactions between the company and KPMG, LLP or KPMG Consulting were called into question. The ensuing dismissal of KPMG as the company's auditors resulted from the company's concerns over the auditor independence requirements mandated by the Securities and Exchange Commission and generally accepted accounting principles.

        The dismissal of KPMG as the company's independent auditors was not as a result of any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The company has authorized KPMG to respond fully and without limitation to any inquiries of a successor independent audit firm to be retained by the company. Such a successor firm has not been named by the company as of the date of this filing.

        KPMG was retained by the company in April 2002 to replace Arthur Andersen LLP for the audit of the company's fiscal year ended March 31, 2002. KPMG has not delivered to the company any report on the company's financial statements for any fiscal period.

        In the course of their engagement, representatives of KPMG advised the company's audit committee and other members of the board of directors of the following:

  •
  Information had come to the attention of KPMG that had led it to no longer be able to rely on representations by some members of management. This information consisted principally of customer documentation and accounting information provided by personnel within the company's sales and finance organizations which, when taken together, pointed out accounting inconsistencies, errors and irregularities, principally in the company's indirect channel sales.

  •
  KPMG had concluded the information provided to it during the course of its audit activities would impact the fairness and reliability of the company's audited financial statements for fiscal 2000 and 2001 and for each of the three subsequent unaudited quarterly periods reported by the company for fiscal 2002. On May 23, 2002, the company announced that it would be restating its financial statements for fiscal 2000 and 2001 and each of the first three quarters of fiscal 2002.

        This information provided to KPMG for audit purposes resulted in questions and issues that fell into four principal categories:

  •
  Revenue recognition irregularities, principally arising in the company's indirect channel sales and, to a lesser extent, arising in connection with commercial transactions involving contemporaneous product purchase activities and investments or acquisitions. KPMG has advised that correcting these irregularities would have the effect generally of delaying to later periods, or nullifying, revenue recognized from product sales.

  •
  Accounting and transparency-of-presentation issues associated with the accounting treatment for impaired accounts receivable. KPMG has advised that some write-offs of impaired accounts receivable should have been accounted for as errors in the previous recognition of revenue. KPMG also advised that where write-offs of impaired accounts receivable were appropriately made, reclassification of those adjustments as bad debt or as a reversal of revenue would be appropriate.

  •
  The appropriateness, from an accounting perspective, of the manner in which the company recorded on its balance sheet the financing of some of its accounts receivable with three banks.

    KPMG has advised that the financing of some of these accounts receivable should be recorded for balance sheet purposes as loan transactions and not as sales of accounts receivable.

  •
  Errors in the methodology and accounting treatment used by the company in connection with the authorization, grant and pricing of stock options to employees. KPMG has advised that correct accounting treatment would require the recordation of deferred compensation expense to the income statement, amortized over the period during which affected stock option grants vest to the employees.

        On the basis of issues relating to the completeness and consistency of the information that was provided to it during the course of its preliminary audit activities, KPMG had advised the company's audit committee and other members of the board of directors that it would be required to significantly expand the scope of its audit and to focus more particularly on the application and appropriateness of the company's revenue recognition policy and practices. KPMG had also advised that it had reserved judgment as to whether other accounting errors or inaccuracies might be discovered and require correction during the course of KPMG's audit activities.

        At the time of its dismissal, KPMG had not concluded its audit activities and was not in a position to express an opinion on the company's financial statements.

        The company has requested that KPMG furnish a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the above statements. A copy of that letter, when received by the company, will be promptly filed with the Commission as Exhibit 16.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
16.1*	Letter from KPMG, LLP

*
To be filed by amendment when such letter is received by the company

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: June 3, 2002

PEREGRINE SYSTEMS, INC.

By:	/s/ FRED GERSON Fred Gerson Chief Financial Officer

Exhibit Index

Exhibit Index	Description
16.1*	Letter from KPMG, LLP

*
To be filed by amendment when such letter is received by the company

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Exhibit Index